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                                                                  EXHIBIT 10.1.4

                                                                  EXECUTION COPY

                                LETTER AMENDMENT

                                             Dated as of April 11, 2002

To   the banks, financial institutions
     and other institutional lenders
     (collectively, the "Lenders") parties
     to the Credit Agreement referred to
     below and to Morgan Stanley Senior
     Funding, Inc., as administrative agent
     (the "Agent") for the Lenders

Ladies and Gentlemen:

          We refer to the Credit Agreement dated as of July 26, 2000 and amendments thereto dated as of July 23, 2001, November 14, 2001 and March 6, 2002 (such Credit Agreement, as so amended, the "Credit Agreement") among the undersigned (the "Company") and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

          In connection with a newly-adopted early retirement incentive program, the Company will incur certain curtailment and settlement charges in the amount of approximately $2.1 million associated with retirement and post-retirement medical and life insurance benefits. We hereby request that you agree to amend the definition of "EBITDA" contained in the Credit Agreement to allow us to add these charges back to Consolidated Net Income for purposes of calculating EBITDA.

          You have indicated your willingness, on the terms and conditions stated below, to so agree. Accordingly, it is hereby agreed by you and us as follows:

          The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

          (a) The definition of "EBITDA" contained in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

          "EBITDA" means, for any period, Consolidated Adjusted Net Income plus, to the extent deducted in computing such Consolidated Adjusted Net Income, the sum of (a) income or franchise tax expense for such period, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, (d) any non-cash charges or non-cash losses and (e) for any period ending during the Fiscal Year ending December 31, 2002, an aggregate amount of up to $2.1 million of curtailment and settlement charges incurred in connection with the ERP and the RIF, minus, to the extent added in computing such Consolidated Net Income, (i) any non-cash gains or other non-cash items and (ii) any income tax credits, all as determined on a Consolidated basis with respect to the Financial Covenants Parties in accordance with GAAP; provided that, if any Subsidiary of a Financial Covenants Party (other than another Financial Covenants Party) is not a wholly owned Subsidiary of such Financial Covenants Party, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to
(A) the amount of Consolidated Adjusted Net Income attributable to such Subsidiary multiplied by (B) the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by such Financial Covenants Party."

          (b) The following new definitions are added to Section 1.01 in the appropriate alphabetical position:

          ""ERP" means that certain early retirement incentive program adopted by the board of directors of the Company on March 26, 2002 in respect of approximately 35 eligible employees."

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          ""RIF" means that certain reduction in force plan adopted by the board of directors of the Company on March 26, 2002."

          This Letter Amendment shall become effective as of the date first above written when, and only when, on or before April 11, 2002, the Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Letter Amendment, and the consent attached hereto executed by each Grantor. The effectiveness of this Letter Amendment is conditioned upon the accuracy of the factual matters described herein. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

          On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

          The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Letter Amendment. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, Attention: Monica Holland, Telecopier No. (212) 848-7179.

          This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

          This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                                          Very truly yours,

                                          NTELOS INC. (f/k/a/ CFW COMMUNICATIONS
                                          COMPANY)


                                          By:
                                              ----------------------------------
                                              Title:
                                                     ---------------------------

Agreed as of the date first above written:

MORGAN STANLEY SENIOR FUNDING, INC.,
   as Administrative Agent and as Lender


By:
    --------------------------------------
    Title:
           -------------------------------

[Signature of other required banks]